Exhibit 107

Calculation of Filing Fee Table

Form F-3

(Form Type)

LumiraDx Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Registered Securities

Fees to Be Paid	Equity	Common Shares, par value $0.0000028

	Equity	Preferred Shares

	Equity	Warrants

	Other	Rights

	Other	Units

	Unallocated (Universal) Shelf	–	457(o)			$100,000,000(2)	$110.20 per $1,000,000	$11,020.00(2)

Fees Previously Paid	–	–	–	–	–	–		–

Carry Forward Securities

Carry Forward Securities	–	–	–	–		–			–	–	–	–

			Total Offering Amounts			$100,000,000(2)		$11,020.00(2)

			Total Fees Previously Paid					–

			Total Fee Offsets					–

			Net Fee Due					$11,020.00(2)

(1)

An indeterminate amount or number of the securities of each identified class described in this registration statement is being registered as may from time to time be offered for sale at indeterminate prices, with an aggregate maximum offering price not to exceed US$100,000,000. Separate consideration may or may not be received for securities that are issued on exercise, conversion or exchange of other securities or that are issued in units.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and reflects the maximum offering price of securities registered hereunder in the primary offering. The proposed maximum aggregate offering price of each class of securities offered by the registrant will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act.